
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the balance sheet of Commercial Net Lease Realty, Inc. at September 30, 1996, and its statement of income for the nine months then ended and is qualified in its entirety by reference to the Form 10-Q of Commercial Net Lease Realty, Inc. for the nine months ended September 30, 1996.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                      10,784,236
<SECURITIES>                                         0
<RECEIVABLES>                                  497,203
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                     257,027,716
<DEPRECIATION>                               7,381,575
<TOTAL-ASSETS>                             350,480,077
<CURRENT-LIABILITIES>                                0<F1>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       205,387
<OTHER-SE>                                 249,441,997
<TOTAL-LIABILITY-AND-EQUITY>               350,480,077
<SALES>                                              0
<TOTAL-REVENUES>                            23,730,718
<CGS>                                                0
<TOTAL-COSTS>                                4,603,572
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           5,534,853
<INCOME-PRETAX>                             13,637,823
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         13,637,823
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                13,637,823
<EPS-PRIMARY>                                      .88
<EPS-DILUTED>                                      .88

<F1>Due to the nature of its industry, Commercial Net Lease Realty, Inc. has an unclassified balance sheet; therefore, no values are shown above for current assets and current liabilities.

